EXHIBIT 8(i)(2)

Amendment No. 7 to Participation Agreement (Putnam)

AMENDMENT No. 7 TO

PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 7 (the “Amendment”) dated July 30, 2007 by and among Putnam Variable Trust (the “Trust”), Putnam Retail Management Limited Partnership (the “Underwriter”) and Transamerica Life Insurance Company (the “Company”).

WHEREAS, the Trust, Underwriter (f/k/a Putnam Mutual Funds Corp.) and the Company (f/k/a PFL Life Insurance Company) entered into that certain Participation Agreement dated as of July 1, 1998, as amended on May 1, 2000, September 1, 2000, May 1, 2001, August 1, 2001, May 1, 2002, September 1, 2003 (the “Agreement”); and

WHEREAS, the Trust, the Underwriter and the Company wish to amend Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter and the Company hereby acknowledge and agree as follows:

1.	Schedule A to the Participation Agreement is hereby amended and restated in accordance with the Amended and Restated Schedule A attached hereto.

2.	Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

3.	This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

4.	This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PUTNAM VARIABLE TRUST		PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:	/s/ Jonathan S. Horwitz	By:	/s/ Mark Coneeny
Name:	Jonathan S. Horwitz	Name:	Mark Coneeny
Title:	Fund Treasurer	Title:	Managing Director

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

AMENDED AND RESTATED SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
Retirement Builder Variable Annuity Account March 29, 1996	Portfolio Select Variable Annuity	Putnam VT Global Equity Fund Putnam VT Growth and Income Fund Putnam VT Growth Opportunities Fund Putnam VT Money Market Fund Putnam VT New Value Fund

Separate Account VA I May 15, 2000	Principal-Plus Variable Annuity	Putnam VT Diversified Income Fund Putnam VT The George Putnam Fund of Boston Putnam VT Growth and Income Fund Putnam VT Income Fund Putnam VT Investors Fund Putnam VT New Value Fund

Separate Account VA E February 20, 1997	Privilege Select Variable Annuity	Putnam VT Health Sciences Fund Putnam VT International Equity Fund Putnam VT New Value Fund Putnam VT Discovery Growth Fund Putnam VT Vista Fund

Separate Account VA F May 15, 2000	Premier Asset Builder Variable Annuity	Putnam VT Growth and Income Fund Putnam VT International Equity Fund Putnam VT Investors Fund

Separate Account VA K July 10, 2001	Retirement Income Builder - BAI Variable Annuity under the marketing name “Retirement Income Builder IV	Putnam VT Growth and Income Fund Putnam VT Research Fund

Separate Account VA L July 10, 2001	Transamerica Preferred Advantage Variable Annuity	Putnam VT Diversified Income Fund Putnam VT Growth and Income Fund Putnam VT Health Sciences Fund Putnam VT New Value Fund Putnam VT The George Putnam Fund of Boston

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT continued…

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
PFL Corporate Account One October 10, 1998	Under the marketing names: “Advantage V,” and “Advantage VI,”

Putnam VT Voyager Fund

Putnam VT International Equity Fund

Putnam VT Global Asset Allocation Fund

Putnam VT Small Cap Value Fund

Putnam VT Equity Income Fund

Putnam VT Diversified Income Fund

Putnam VT Global Growth Fund

Putnam VT Growth and Income Fund

Putnam VT Growth Opportunities Fund

Putnam VT Health Sciences Fund

Putnam VT Income Fund

Putnam VT International Growth Fund

Putnam VT Investors Fund

Putnam VT Money Market Fund

Putnam VT New Value Fund

Putnam VT Research Fund

Putnam VT Technology Fund

Putnam VT The George Putnam Fund of Boston

Putnam VT Vista Fund

Putnam VT Voyager Fund II

Separate Account VA Z	Flexible Premium Variable Annuity - K under the marketing name: “Transamerica Ascent”	Putnam VT Growth and Income Fund Putnam VT Research Fund

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